UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☐  Definitive Additional Materials
☑  Soliciting Material Pursuant to § 240.14a-12

BPW ACQUISITION CORP.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☑  No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐  Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On March 19, 2010, BPW Acquisition Corp. executed letter agreements, in each case substantially in the form set forth below, with certain holders of BPW warrants as of 5:00 p.m. EST on March 17, 2010.

BPW Acquisition Corp.
750 Washington Boulevard
Stamford, Connecticut 06901

March [  ], 2010

Dear Holder of BPW Warrants:

As you know, BPW Acquisition Corp. (“BPW”) is soliciting consents (the “Consent Solicitation”) in respect of each outstanding warrant to purchase shares of BPW common stock (the “BPW Warrants”) in favor of the authorization to amend (the “Warrant Amendment”) the existing warrant agreement, dated as of February 26, 2008, by and between BPW and Mellon Investor Services LLC (the “Existing Warrant Agreement”), governing the BPW Warrants.

In consideration for the premises and for good and valuable consideration given to each party hereto, the receipt and sufficiency of which is hereby acknowledged, you hereby represent and agree that you are the beneficial owner of           BPW Warrants (the “Owned Warrants”) as of 5:00 p.m., New York City time, on March 17, 2010 (the “Record Date”), and that promptly upon receipt of a definitive proxy statement and related letter of consent (the “Definitive Proxy”) in connection with the Consent Solicitation, the form and substance of which is substantially similar in all material respects to the preliminary proxy statement filed by BPW on March 16, 2010 (and in no event later than the “Consent Date,” as defined in the definitive proxy materials), notwithstanding any sales or other transfers by you of BPW Warrants following the Record Date, you will duly execute and deliver to the information and tabulation agent for the Consent Solicitation (the “Agent”), or instruct your broker, dealer or other nominee to promptly execute and deliver to the Agent, your consent to the Warrant Amendment in respect of all of the Owned Shares pursuant to such letter of consent. You further agree that your consent, upon delivery, shall be valid and binding and that you shall not amend, revoke or withdraw such consent in any respect. For the avoidance of doubt, this letter agreement shall not become effective until the filing and dissemination by BPW of the Definitive Proxy.

BPW hereby represents and agrees that it has not consented, and shall not consent, to any amendment or modification to the exchange offer in respect of BPW Warrants currently being conducted by The Talbots, Inc. (the “Exchange Offer”) that would cause the consideration paid to any holder of BPW Warrants tendered in the Exchange Offer to be higher than the consideration paid to any other holder of BPW Warrants tendered in the Exchange Offer, and agrees that it shall use commercially reasonable efforts to prevent any such amendment or modification.

This letter agreement shall remain in effect until the earliest to occur of the completion or termination of the Exchange Offer.

If any term or other provision of this letter agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this letter agreement shall nevertheless remain in full force and effect.

This letter agreement shall be governed by and construed in accordance with, the laws of the State of Delaware without regard, to the fullest extent permitted by law, to the conflicts of laws provisions thereof which might result in the application of the laws of any other jurisdiction.

Sincerely,

BPW Acquisition Corp.

By:

Acknowledged and Agreed:

By:

Name:
Title:
Date:

Additional Information and Where to Find It

BPW has filed a preliminary proxy statement on Schedule 14A with the SEC on March 16, 2010 in connection with the Consent Solicitation (the “Preliminary Proxy Statement”). BPW expects to file a definitive proxy statement on Schedule 14A with the SEC in connection with the Consent Solicitation and may file other solicitation material in connection therewith (the “Definitive Proxy Statement”). Investors and security holders are urged to read the Preliminary Proxy Statement and the Definitive Proxy Statement and other relevant documents filed with the SEC when available carefully because they will contain important information. In addition, Talbots has filed with the SEC, and the SEC has declared effective, a Registration Statement on Form S-4 containing a Prospectus/Proxy Statement/Information Statement regarding the proposed merger transaction between Talbots and BPW. The final Prospectus/Proxy Statement/Information Statement regarding the proposed merger transaction has been mailed to stockholders of Talbots and BPW. Talbots has also filed with the SEC, and the SEC has declared effective, a Registration Statement on Form S-4 containing a Prospectus/Offer to Exchange and other documents, as required, in connection with the warrant exchange offer. The Prospectus/Offer to Exchange and related offer documents have been mailed to warrantholders of BPW. Investors and security holders are urged to read the Prospectus/Proxy Statement/Information Statement, the Prospectus/Offer to Exchange, any amendments or supplements thereto and any other relevant documents filed with the SEC when available carefully because they contain important information. Investors and security holders will be able to obtain free copies of the Preliminary Proxy Statement, the Definitive Proxy Statement, the Registration Statements, the final Prospectus/Proxy Statement/Information Statement, the Prospectus/Offer to Exchange, any amendments or supplements thereto and other documents filed with the SEC by Talbots and BPW through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statements, the final Prospectus/Proxy Statement/Information Statement, the Prospectus/Offer to Exchange, and any amendments or supplements thereto when they become available from Talbots by requesting them in writing at Investor Relations Department, One Talbots Drive, Hingham, MA 02043, or by telephone at (781) 741-4500. The documents filed by BPW, including the Preliminary Proxy Statement, the Definitive Proxy Statement and any amendments or supplements thereto, may also be obtained by requesting them in writing to Doug McGovern at BPW Acquisition Corp., 767 Fifth Avenue, 5th Floor, NY, NY 10153, or by telephone at (212) 287-3200.

BPW and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of BPW in connection with the proposed transactions. You can find information regarding BPW’s directors and executive officers in BPW’s Annual Report on Form 10-K for its fiscal year ended December 31, 2009, which was filed with the SEC on March 16, 2010. This document can be obtained free of charge from the sources indicated above. Investors and security holders may obtain additional information regarding the interests of such participants by reading the Preliminary Proxy Statement, final Prospectus/Proxy Statement/Information Statement and the Prospectus/Offer to Exchange, in each case as amended or supplemented.